EXHIBIT 99.2

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cytec                                                News & Information
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CYTEC INDUSTRIES INC.
FIVE GARRET MOUNTAIN PLAZA
WEST PATERSON, NEW JERSEY 07424
WWW.CYTEC.COM

CONTACTS:
*DAVID M. DRILLOCK (INVESTMENT COMMUNITY)
 (973) 357-3249
*GAIL PETERSEN (MEDIA)
 (973) 357-3319

RELEASE DATE:  IMMEDIATE

   CYTEC TO ACQUIRE SURFACE SPECIALTIES BUSINESS OF UCB FOR  EUR 1.5 BILLION

o    BROADENS EXISTING COATINGS PRODUCT LINE CONSISTENT WITH CYTEC STRATEGY
o    PROVIDES LEADERSHIP POSITION IN ENVIRONMENTALLY FRIENDLY PRODUCTS
o    POSITIONED WELL FOR ACCELERATED GROWTH IN GLOBAL COATINGS MARKET
o    TRANSACTION EXPECTED TO BE ACCRETIVE WITHIN 12 MONTHS

West Paterson, New Jersey, October 1, 2004 - Cytec Industries Inc. (NYSE:CYT) announced today that it has signed a definitive agreement to purchase the Surface Specialties business of UCB Group, a leading Belgium biopharmaceutical and specialty chemical company, for cash and stock valued at EUR 1.5 billion ($1.8 billion @ 1.20 US dollar per Euro). The acquisition, approved by the board of directors of both companies, is subject to customary closing conditions including the approval of regulatory authorities and is expected to close by December 31, 2004.

The  cost of the  acquisition  will  be paid   EUR 1,275  million  in cash  and
5,772,857  shares of Cytec  common  stock  valued at   EUR 225  million.  It is
anticipated that the cash portion of the transaction will be financed with a new credit facility, a bridge loan, which the Company intends to refinance with long term debt, and existing cash. Upon closing, UCB will own approximately 12% of the outstanding shares of Cytec. UCB and Cytec have also agreed to enter into a stockholders agreement which will provide for UCB to reduce its stake within 5 years and contain other customary terms and provisions.


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The addition of the global Surface Specialties  business,  with 2003 revenues of
$1.2 billion will create a combined Cytec entity of approximately $2.7 billion based on 2003 revenues. The acquisition will complement Cytec's existing product lines in the Performance Products segment by significantly increasing Cytec's product offering to the coatings and additives industries including the general industrial, automotive, architectural, plastic, graphic arts and wood segments. Many of the Surface Specialties product lines such as UV Cure, Powder and waterborne systems have above average growth rates.

David Lilley, Chairman, President and Chief Executive Officer commented, "The acquisition of UCB's Surface Specialties business will provide us critical mass and an excellent position to service the coatings markets with a broad range of resins and additives as well as technical resins serving a wide range of other target markets. The strong technology foundation positions us with a sustainable platform with above average growth rates in the coatings markets."

Georges Jacobs, Chairman of the Executive Committee of UCB said, "The management and employees of Surface Specialties, who have been significant contributors to the development of the UCB Group, will benefit from being part of a global specialty chemicals and materials company fully committed to the further development of its core businesses. I would like to pay tribute to everyone involved in Surface Specialties for their competences, loyalty and dedication and to thank them for the valuable contribution they have made to the evolution of UCB. We have complete confidence in their future within Cytec and wish them every success."

Cytec intends to operate the Surface Specialties business as a separate segment and will integrate its Coating and Specialty Additives and Performance Chemicals product lines into the new segment. Mr. Lilley added, "The diverse customer base is highly complementary to our existing customer base and this acquisition will expand our geographic presence for manufacturing operations and R&D facilities, particularly in Europe, Asia and Latin America. Similar to Cytec, Surface Specialties is led by a dedicated and focused management team with a clear emphasis on providing the customer with valued technology. Upon closing, it is anticipated that Mr. Ben Van Assche, currently Director-General of Surface Specialties, will be named President of Cytec


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Surface  Specialties and will be elected an officer of Cytec and a member of its
Executive  Committee.   Cytec  Surface  Specialties  will  be  headquartered  in
Brussels, Belgium."

Mr. Lilley continued, "The remaining product line in our Performance Products segment, Polymer Additives, will be combined with our Water and Industrial Process Chemicals segment. This specialty chemicals segment, which includes our Water Treatment, Mining and Phosphine Chemicals product lines and now Polymer Additives, will be renamed Cytec Performance Specialties. Mr. Shane Fleming, President, Cytec Performance Specialties and his strong management team will continue their focus on delivering earnings growth through value added products, geographic expansion and operational excellence."

In conjunction with this transaction, Cytec anticipates divesting Surface Specialties' amino resin product line during 2005 and using the proceeds to reduce debt. Sales of Surface Specialties' amino crosslinkers in 2003 were approximately $140 million.

Excluding transaction costs, integration costs and non-cash purchase accounting adjustments, Cytec expects the acquisition to be immediately accretive to cash flow and earnings per share.

James P. Cronin, Executive Vice President and Chief Financial Officer commented, "The combined entity is expected to continue to have strong cash flow that will be used to support the growth opportunities for our businesses, pay down debt and maintain our dividend. Our stock buyback program will be suspended for up to two years. Concerning synergies, we anticipate them to come from savings in raw materials and other consolidation opportunities. We expect to complete them no later than 18 months from the closing date."

Mr. Lilley added, "Cytec entered into this transaction with a strong group of businesses and dedicated employees. After completing this transaction, we will have enhanced our business portfolio by broadening our leadership position in the large global coatings market. This acquisition expands our technology base and our geographic capabilities and the ability to support our customers even further through value added products and services. We are excited about the possibilities this acquisition will bring to Cytec thus increasing returns to our shareholders."



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INVESTOR CONFERENCE CALL TO BE HELD ON OCTOBER 1, 2004, 11:00 A.M. ET
Cytec will host a conference call today, October 1, 2004 at 11:00 a.m. ET to further discuss the transaction with shareholders and other interested parties. Dial 1-800-237-9752 (US) and 1-617-847-8706 (international), access code
74853968. The conference call will also be simultaneously webcast with presentation for all investors from Cytec's website WWW.CYTEC.COM. Select the Investor Relations page to access the live conference call.

A recording of the conference call may be accessed by telephone from 2:00 p.m. ET on October 1, 2004 until October 22, 2004 at 11:00 p.m. ET by calling 888-286-8010 (U.S.) or 617-801-6888 (International) and entering access code 98354372. The conference call recording will also be accessible on Cytec's website for 3 weeks after the conference call.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
Some of the statements presented in the pages of this release constitutes forward-looking comments within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the proposed acquisition by Cytec Industries Inc. of UCB's Surface Specialties business, including financial and operating results, the parties' plans, beliefs, expectations and intentions and other statements that are not historical facts.

Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements. The following factors, among others, could affect the consummation of the proposed transaction: the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act and the receipt of the European Commission and other competition law clearances. The following factors, among others, could affect the anticipated results: consummation of the financing on terms different than anticipated by the Company, the ability to integrate successfully the acquired business within the expected timeframes or at all, and ongoing operations of the business. Additional factors that could cause Cytec's results to differ materially from those described in the forward-looking statements can be found in Cytec's filings with the Securities and Exchange Commission.


CORPORATE PROFILE
Cytec Industries is a specialty chemicals and materials technology company with sales in 2003 of $1.5 billion. Its growth strategies are based on developing technologically advanced customer solutions for global markets including: aerospace, plastics, industrial coatings, mining, and water treatment.


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